UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
  X  Soliciting Material Under Rule 14a-12


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                                ESSEX CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  X  No fee required.
     Fee computed on table below per Exchange Act Rules. 14a-6(i)(1) and 0-11.
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     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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          Fee paid previously with preliminary materials.
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          Check box if any part of the fee is offset as  provided  by  Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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THIS  FILING  CONSISTS  OF THE PRESS  RELEASE OF THE  REGISTRANT  REGARDING  THE
PROPOSED MERGER TRANSACTION.

FOR IMMEDIATE RELEASE                            CONTACT:  Leonard E. Moodispaw
                                                      Chairman, CEO & President
                                                                   301.939.7000

                NORTHROP GRUMMAN ENTERS INTO DEFINITIVE AGREEMENT
                          TO ACQUIRE ESSEX CORPORATION

COLUMBIA, MD - November 8, 2006 - Essex Corporation (NASDAQ: KEYW) announces that it has signed a definitive merger agreement with a subsidiary of Northrop Grumman Corporation (NYSE: NOC) under which Northrop Grumman will acquire Essex Corporation for $24 in cash per common share. The transaction is valued at approximately $580 million, which includes the assumption of Essex' debt. The transaction is expected to close in the first quarter of 2007, subject to customary conditions including approval of Essex Corporation's shareholders and antitrust clearances.

"Around this time in 2000, a little known company called Essex Corporation embarked on a strategy to increase the value it brought to its shareholders, customers, and employees," commented Leonard Moodispaw, CEO and President of Essex. "Since then we have grown from fewer than 50 people to nearly 1,000 employees, and increased revenue from a few million dollars per year to a currently forecasted 2007 revenue range of $330-350 million. We have completed 5 acquisitions, two follow-on primary public offerings, and grown to become an important supplier of services and solutions to the U.S. intelligence and defense community. For our shareholders, we have increased the enterprise value of the Company from less than $20 million in 2000 to approximately $580 million under the proposed acquisition. After careful deliberation, we on the Board of Directors believe it is time to declare victory and success for all, and at a price that represents an attractive valuation to our shareholders."

"The proposed acquisition offers new opportunities for Essex and its employees to continue and expand the range and depth of solutions we offer, and to accelerate the advancement of several of our key technologies. Northrop Grumman offers an exciting new platform from which Essex will continue to deliver innovative solutions to the intelligence technology market. Following the close of the transaction Essex will operate as a business unit within the Northrop Grumman Mission Systems sector. Rather than being an end, I believe this will be a new beginning, ripe with new opportunities."

The Essex Board of Directors approved the transaction unanimously. Shareholders of Essex holding shares representing approximately 11% of the shares outstanding have entered into agreements with Northrop Grumman under which they have agreed to vote their shares in favor of the proposed merger.

                                   - M O R E -

NORTHROP GRUMMAN ENTERS INTO DEFINITIVE AGREEMENT                   PAGE 2 OF 2
TO ACQUIRE ESSEX CORPORATION

Jefferies Quarterdeck, a division of Jefferies & Company, Inc., has acted as exclusive financial advisor to Essex Corporation in the proposed transaction, and Hogan & Hartson LLP are acting as Essex' legal counsel.

IMPORTANT ADDITIONAL INFORMATION: Essex will file with the Securities and Exchange Commission (SEC) a proxy statement and other documents regarding the proposed business combination transaction referred to in the foregoing information. Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information. A definitive proxy statement will be sent to security holders of Essex seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other relevant documents filed by Essex with the SEC at the Commission's web site at www.sec.gov. The definitive proxy statement and other relevant documents also may be obtained for free by directing a request to:

Corporate Secretary, Essex Corporation, 6708 Alexander Bell Drive, Columbia, Maryland 21046, or by phone at 301-939-7000.

Essex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Essex stockholders. Collectively, as of May 3, 2006, as reported in the Proxy Statement for the 2006 Annual Meeting of Stockholders, the beneficial ownership of the directors and executive officers of Essex was approximately 14.7%. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

ABOUT ESSEX:  Essex provides  advanced signal,  image,  information  processing, information assurance and cyber-security solutions, primarily for U.S. Government intelligence and defense customers, as well as for commercial customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers' requirements. For more information contact Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDE: THE SATISFACTION OF THE CONDITIONS TO CLOSING UNDER THE DEFINITIVE MERGER AGREEMENT, INCLUDING RECEIPT OF STOCKHOLDER AND REGULATORY APPROVAL; GENERAL INDUSTRY AND MARKET CONDITIONS; THE ABILITY OF EITHER COMPANY TO ACHIEVE FUTURE BUSINESS OBJECTIVES; AND THE RISK THAT THE PERCEIVED ADVANTAGES OF THE TRANSACTION, IF CONSUMMATED, MAY NOT BE ACHIEVED. MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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